Exhibit 99.3

QUALITY OF LIFE FOR EVERYONE MATTERS IT’S A CORE VALUE OF OUR COMPANY

CREATING POWER EQUALITY ENERGY STORAGE SOLUTIONS

Over 1.3 Billion without access to power Over 1.0 Billion with limited access to power IMPROVING THE QUALITY OF LIFE FOR OUR NEIGHBORS IS OUR SOCIAL RESPONSIBILITY

GLOBAL RURAL REGIONS LATIN AMERICA AFRICA MIDDLE EAST SOUTHEAST ASIA

POWER THE COMMUNITY CENTERS

Power the Homes

□ Bring Power to Those That Don’t Have It □ Empowers the Human Spirit □ Provides People Access to Education, Health, Clean Water, Cooking, Commerce, Communication □ Systems are Scalable, Modular, Plug and Play □ Perfect for Humanitarian and Disaster Areas

Powerstorm ESS systems enable the replacement of wood burning cooking in homes currently killing millions each year

Powerstorm ESS systems support our “Bucket by Bucket” water filtration system saving millions of children from infectious diseases and dehydration Access to clean water is essential Diarrhea is one of the leading causes of death of children under five globally More than one in ten child deaths – about 800,000 each year

With access to power we participate in educating our children altering what is possible for generations to come

□ OTC Company – Symbol - PSTO □ Markets – Global Rural Regions □ Africa, Latin America, Middle East, SE Asia □ zeroXess Prototype Complete □ Production of Pilot zeroXess Systems Begin Q3 □ MESS Prototype Complete by End of Q2 □ Patents Pending Approval, Several Others Underway □ Approved as U.N. Vendor □ Revenues in 2015, 30% - 38% Gross Margins, Profitability by End of 2016 □ Strategic alliance with key partner that will serve to accelerate both parties ability to serve the people

Your investment in POWERSTORM ESS will leave a lasting imprint of change across the world extending to several generations to come

Compassion - an altruistic feeling Acting in accordance is the change agent Their survival is our shadow and determined by our willingness and ability to act THIS IS OUR SOCIAL RESPONSIBILITY

NOW IS THE TIME TO ACT
YOUR INVESTMENT WILL CHANGE LIVES
AND HAS POTENTIAL FOR PROFITABLE GAIN



Mike Freni – CEO/Chairman
(O) 424-327-2991
(C) 213-379-0540
(E) mj.freni@powerstormess.com



Kirstin Gooldy – CFO / BOD
(O) 424-327-2101
(C) 562-234-1037
(E) k.gooldy@powerstormess.com

CONTACT MIKE OR KIRSTIN
FOR ADDITIONAL INFORMATION